BLUE DOLPHIN ENERGY COMPANY
                   ELEVEN GREENWAY PLAZA, SUITE 1606
                          HOUSTON, TEXAS 77046


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD MAY 14, 1998

To the Stockholders of
Blue Dolphin Energy Company:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company") to be held in Houston, Texas, on May 14, 1998, at 10:00 a.m., Central Daylight Time, in the Houston City Club, One City Club Drive, 9 Greenway Plaza, Houston, Texas 77046, for the following purposes:

1.	To elect five persons to serve as Directors of the Company
        to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.	To transact such other business as may properly come before
        the Annual Meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 26, 1998, are entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof.

Since many stockholders are not able to attend the Annual
Meeting, the Board of Directors solicits proxies so that those who cannot attend and who wish their stock voted may do so. You are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.

                        For the Board of Directors


			/s/ Michael J. Jacobson
                        MICHAEL J. JACOBSON,
                        President and Chief Executive Officer

Houston, Texas
April 13, 1998

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU
ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR
PROXY.

                      BLUE DOLPHIN ENERGY COMPANY
                   ELEVEN GREENWAY PLAZA, SUITE 1606
                          HOUSTON, TEXAS 77046

                            PROXY STATEMENT



                     ANNUAL MEETING OF STOCKHOLDERS
                              MAY 14, 1998





This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), from holders of its Common Stock, $.01 par value per share ("Common Stock") for use at the 1998 Annual Meeting of Stockholders or at any adjournment or postponement thereof (such meeting and any adjournment or postponement thereof is referred to herein as the "Annual Meeting"). The Annual Meeting is to be held on May 14, 1998, at 10:00 a.m., Central Daylight Time, in the Houston City Club, One City Club Drive, 9 Greenway Plaza, Houston, Texas 77046, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").

A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any proxy that does not withhold authority to vote or on which no instructions are given will be voted for the election of the nominees to the Board of Directors named herein. Any proxy may be revoked at any time before it is exercised by delivering to the Secretary of the Company written notice of revocation, by duly executing a proxy bearing a later date, or by voting in person at the Annual Meeting.

At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice. If any other business should properly come before the Annual Meeting, it is intended that the shares of Common Stock represented by any of the proxies solicited hereby will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

This Proxy Statement, and the accompanying Notice and form of proxy, are being mailed to stockholders on or about April 15, 1998. The Annual Report to Stockholders of the Company, for the year ended December 31, 1997, is being mailed to stockholders contemporaneously with this Proxy Statement.

This solicitation of proxies is being made on behalf of the Company's Board of Directors. Proxies will be solicited primarily by mail, but employees of the Company may also solicit proxies in person or by telephone. Arrangements may be made with brokerage houses or other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners of the Common Stock and the Company will reimburse them for their reasonable expenses incurred in this connection. All costs incurred in the solicitation of proxies will be borne by the Company.


                                 VOTING

The Board of Directors has fixed the close of business on March
26, 1998, as the record date (the "Record Date"), for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, Eleven Greenway Plaza, Suite 1606, Houston, Texas 77046. As of March 26, 1998, there were outstanding 4,491,847 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting.

                         ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of members of the Board of Directors, currently five members, shall be determined by the Board of Directors. The members of the Board of Directors serve one year terms. A majority of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of Directors. Accordingly, an abstention will have the same effect as a vote against the nominees, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote results.

NOMINEES

Messrs. Michael S. Chadwick, Christian Hysing-Dahl, Harris A.
Kaffie, Daniel B. Porter and Ivar Siem (the "Nominees") have been nominated by the Board of Directors to serve as Directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Each is currently a Director of the Company. It is intended that all shares of Common Stock represented by the proxies will be voted for the election of the Nominees, except where authority to vote for the Nominees has been withheld. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a Director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a
substitute nominee designated by the Board of Directors.   Pursuant to
the Company's Bylaws, stockholder nominations for election to the Board of Directors must be received by the Company at least 90 days prior to the anniversary date of the preceding year's annual meeting of stockholders. The Company received no such nominations and as a result only the Nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as Directors at the Annual Meeting. See "Nominations and Proposals by Stockholders for the 1999 Annual Meeting."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" THE ELECTION OF THE NOMINEES.

                    DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information with respect to the Nominees, each of whom is currently a Director, and the executive officers of the Company.


                                                           Position
Name                    Age        Position               Held Since

Ivar Siem               51      Chairman of the Board       1989
Michael S. Chadwick     46      Director                    1992
Christian Hysing-Dahl   43      Director                    1992
Harris A. Kaffie        48      Director                    1989
Daniel B. Porter        41      Director                    1989
Michael J. Jacobson     51      President                   1990
Roland B. Keller        59      Executive Vice President    1990
William D. Fisher       50      Senior Vice President       1990
G. Brian Lloyd          39      Vice President, Treasurer,  1989
                                  and Secretary



The following is a brief description of the background and principal occupation of each Nominee and executive officer:

Ivar Siem - Chairman of the Board of Directors and a Nominee - Mr.
Siem holds a BS Degree in Mechanical Engineering from the University of California, Berkeley, and an executive MBA from Amos Tuck School of Business, Dartmouth University. Since 1985, he has been an international consultant in energy, technology and finance. He is currently a member of the Boards of several privately held and publicly traded companies including Grey Wolf, Inc., Norex Industries, Inc., Seateam Technology ASA and DSND ASA. Previously Mr. Siem has served as a Director and President of Dolphin Pipeline, Inc., Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem has managed the U.S. oil and gas investments for the Fred. Olsen interests of Oslo, Norway and has served as President of Fred. Olsen, Inc. and President of Dolphin International, Inc., an offshore drilling contractor, based in Houston, Texas. Mr. Siem has served as a Director and Chairman of the Board of the Company since December 1989.

Michael S. Chadwick - Director and a Nominee - Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University. He has been engaged in the commercial and investment banking business for the past 23 years. He has served as Vice President of a predecessor to NationsBank-Texas from 1975 to 1978, and as Vice President in the Corporate Finance Departments of Underwood, Neuhaus & Co. from 1978 to 1984, and Lovett Mitchell Webb & Garrison, Inc., from 1984 to 1988, both regional investment banking firms (both now known as Everen Securities, Inc.). From 1988 to July 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In August 1994, Mr. Chadwick joined Sanders Morris Mundy, an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Department. Mr. Chadwick serves on the Board of Directors of Moody - Price, Inc., Watermarc Food Management Company and Brazos Sportswear, Inc. Mr. Chadwick has served as a Director of the Company since May 1992.

Christian Hysing-Dahl - Director and a Nominee - Mr. Hysing-Dahl received a Master of Management Degree from Oslo (Norway) Business School in 1979. Mr. Hysing-Dahl served as a bank credit officer for Bergen Bank, Bergen, Norway, for five years before joining A/S Investa, a venture capital and investment company and formerly a principal shareholder of the Company, in 1985. He was Assistant Vice President of A/S Investa from 1986 to 1993 and served as Managing Director of Invento A/S, a venture capital and investment company, and as Chairman of the Board of Directors of PS-Gruppen, Nordic Technology Corporation and Marine Farms. Mr. Hysing-Dahl serves as a Director of Norsk Rehab Gruppen and since 1993 as a portfolio manager for Vital Forsikring A/S, one of Norway's leading life insurance companies. Mr. Hysing-Dahl has served as a Director of the Company since May 1992.

Harris A. Kaffie - Director and a Nominee - Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972. Mr. Kaffie currently serves as an Advisory Director of NationsBank Corpus Christi, Director of KBK Capital Corporation and Director of CCNG, Inc., a privately-held company that is engaged in the exploration and development of oil and gas reserves, natural gas marketing and the development of natural gas gathering, processing and storage facilities. From 1991 to March 1995, Mr. Kaffie was a principal and served as manager of Petroport, L.C., which was
acquired in March 1995 by the Company.   He is a partner in Kaffie
Brothers, a real estate, farming and ranching company. Mr. Kaffie has served as a Director of the Company since December 1989.

Daniel B. Porter - Director and a Nominee - Mr. Porter received a Bachelor of Science Degree in Marketing from the University of Houston in 1979. Mr. Porter is the President and Chief Executive Officer of CCNG, Inc., a privately-held company that is engaged in the exploration and development of oil and gas reserves, natural gas marketing and the development of natural gas gathering, processing and storage facilities. Mr. Porter has served as a Director of the Company since December 1989.

Michael J. Jacobson - President and Chief Executive Officer - Mr. Jacobson holds a Bachelor of Science Degree in Finance from the
University of Colorado.   Mr. Jacobson has been associated with the
energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc., and it's subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. He has been a member of several Boards of Directors, including Volvo Petroleum, Inc., W.L. Somner Company, Inc.,
and Flagstaff Corporation.   Mr. Jacobson has served as President and
Chief Executive Officer of the Company since January 1990.

Roland B. Keller - Executive Vice President, Operations -   Mr.
Keller holds Bachelor of Science and Master of Science degrees in Geology from the University of Florida. Mr. Keller has been associated with the energy industry since 1962, serving in senior management capacities since 1976. From 1982 until joining the Company in 1990, he served as Senior Vice President - Exploration for Sandefer Oil and Gas Company, an independent oil and gas company. He served as Vice President - Exploration and Production for Volvo Petroleum, Inc., from 1980 to 1982, and Vice President and Division Manager for Florida Exploration Co., from 1976 to 1980. Mr. Keller began his career with Amoco Production Co., serving in various technical and management capacities from 1962 through 1976. Mr. Keller has served as Executive Vice President - Operations of the Company since September 1990.

William D. Fisher - Senior Vice President, Business Development -
Mr. Fisher holds a Bachelor of Business Administration Degree from Texas Tech University and a Juris Doctorate from South Texas College of Law. Mr. Fisher served as a law clerk to the Chief Justice of the United States Court of Appeals, Fifth Circuit, from February 1975 to August 1976, and as a Staff Attorney and Senior Attorney, from August 1976 to October 1985, for United Gas Pipeline Co. Mr. Fisher has also served as Director of Market Development for United Texas Transmission Co. From 1987 until joining the Company in 1990, he served as Vice President of Gas Sales for Coastal Oil and Gas Corporation. Mr. Fisher has served as Senior Vice President - Business Development of the Company since June 1990.

G. Brian Lloyd - Vice President, Treasurer and Secretary -  Mr.
Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio in 1982 and attended the University of Houston in 1983 and 1984. Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Before joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd has served as Secretary of the Company since May 1989, Treasurer since September 1989 and Vice President since March 1998.

There are no family relationships between any Nominee or executive officer.

           COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During 1997, the Board of Directors of the Company held five meetings. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served. The Audit Committee consisting of Messrs. Siem, Chadwick and Hysing-Dahl, met one time during the last fiscal year. The Audit Committee's duties include overseeing the Company's financial reporting and internal control functions. The Compensation Committee, consisting of Messrs. Siem, Kaffie, Porter and Jacobson, met one time during the last fiscal year. The Compensation Committee's duties are to oversee and set compensation policy and to administer the Company's stock option plan. The Company does not have a nominating committee.


                       COMPENSATION OF DIRECTORS

Fees payable to non-employee members of the Board of Directors are $300 per meeting attended in person, and $100 per telephone meeting in which the Director participated. No additional remuneration is paid to such Directors for committee meetings attended, except that such Directors are entitled to be reimbursed for accountable expenses. In addition, during 1997, each of the Directors received the following number of options to purchase shares of Common Stock under the Company's Stock Option Plan, which options are exercisable at $3.825, become exercisable on June 24, 1998, no more than one-third of the options issued can be exercised in any one calendar year and expire if unexercised on December 25, 2002: Mr. Chadwick - 1,335 options; Mr. Hysing-Dahl - 1,335 options; Mr. Kaffie -3,335 options; Mr. Porter - 1,335 options; and Mr. Siem - 10,000 options.



                         EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid to the executive officers of the Company whose cash compensation exceeded $100,000 in 1997, for services rendered to the Company, and the number of stock options granted, during the years indicated:

<CAPTION
                      SUMMARY COMPENSATION TABLE*

                                                                                Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                               Securities
         Name and                                Annual Compensation           Underlying
    Principal Position                    Year       Salary      Bonus         Options (#)
Michael J. Jacobson                       1997       $185,000    $7,000         10,000
    President and Chief                   1996       $185,000         -         26,667
    Executive Officer                     1995       $185,000    $7,000         21,667

Roland B. Keller                          1997       $125,000    $5,700          8,333
    Executive Vice                        1996       $125,000    $2,404          8,333
    President - Operations                1995       $125,000    $4,000          8,333

William D. Fisher                         1997       $127,500    $5,600          6,667
    Senior Vice President -               1996       $127,500    $2,452          6,667
    Business Development                  1995       $127,500    $4,000          6,667

*Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

                   OPTION GRANTS IN LAST FISCAL YEAR


                                     % of Total
                                   Options Granted  Exercise
                       Options        in Fiscal      Price        Expiration
       Name	      Granted (#)      Year         ($/Share)        Date

Michael J. Jacobson      10,000	       18.63         3.825    December 25, 2002
Roland B. Keller          8,333	       15.53         3.825    December 25, 2002
William D. Fisher         6,667	       12.42         3.825    December 25, 2002


             AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND YEAR-END OPTION VALUES


                                                                            Value of Unexercised
                                               Number of Unexercised	    In-the-Money Options
                   Shares Acquired   Value     Options at Year End (#)         at Year End (*)
       Name        on Exercise (#)  Realized  Unexercisable  Exercisable   Exercisable  Unexercisable
Michael J. Jacobson	20,001     $180,914      15,000      35,000        $  16,083     $ 34,846

Roland B. Keller          6,111      $10,171      13,890      16,668        $  16,412     $ 16,372

William D. Fisher             -            -      11,668      13,332        $  11,527     $ 13,095


* Based on the difference between the average of the closing bid and ask prices on December 31, 1997 (the last trading day of 1997) and the exercise price.

The Company's Stock Option Plans provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Stock Option Plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Stock Option Plans provide that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were Directors before such transactions cease to constitute a majority of the Board of Directors.

                 OWNERSHIP OF SECURITIES OF THE COMPANY

The following table sets forth, as of March 26, 1998, certain information with respect to the beneficial ownership of shares of the Company's Common Stock (the only class of voting security issued and outstanding) as to (i) all persons known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each Director and Nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and Directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.




         Name of                               Shares Owned Beneficially
     Beneficial Owner                        Number             Percent (1)

Colombus Petroleum
Limited, Inc. (2)                          911,713                   20.3

Columbus Petroleum
Ltd. (3)                                   422,309                    9.4

Ivar Siem (4)                              595,750                   13.2

Harris A. Kaffie (5)                       567,142                   12.6

Daniel B. Porter (5)                       145,236                    3.2

Christian Hysing-Dahl (5)                   16,337                    *

Michael S. Chadwick (5)                      7,113                    *

Michael J. Jacobson (5)                    108,939                    2.4

Roland B. Keller (5)                        35,002                    *

William D. Fisher (5)                        7,778                    *

Executive Officers and
Directors, as a Group
(9 persons) (4)(5)                       1,494,580                   32.9



*        Less than 1%

(1)	Based upon 4,491,847 shares of Common Stock outstanding on March
        26, 1998.

(2)	The address of Colombus Petroleum Limited, Inc., is Aeulestrasse
        74, FL-9490, Vaduz, Liechtenstein.

(3)	The address of Columbus Petroleum, Ltd. ("CPL"), is c/o S.
        Sheth, Palmer Cowen, 16 Berkeley Street, London, England.

(4)	Mr. Siem may be deemed to be the beneficial owner of the shares of Common Stock, held of record and beneficially by CPL (and his ownership shown includes such shares) as to which he may be deemed to possess, indirectly, shared voting and investment power due to his position as Managing Director and 100% beneficial owner of CPL. Mr. Siem may be deemed to be the beneficial owner of 156,442 shares of Common Stock, held of record and beneficially by Soil, Inc. (and his ownership shown includes such shares) as to which he may be deemed to possess, indirectly, shared voting and investment power due to his 100% beneficial ownership of Soil, Inc.

(5)	Includes shares of Common Stock issuable upon exercise of
        options that may be exercised within 60 days of March 26, 1998 as follows: Mr. Siem - 10,444; Mr. Kaffie - 2,667; Mr. Porter - 2,001; Mr. Hysing-Dahl - 1,335; Mr. Chadwick - 2,001; Mr. Jacobson - 20,000; Mr. Keller - 8,890; Mr. Fisher - 6,111; and all directors and executive officers as a group - 57,337.

                   TRANSACTIONS WITH RELATED PERSONS

In July 1995, the Company entered into a contract with Columbus Petroleum, Ltd., for provision of consulting services. The Company paid $90,000 in 1997 for services under such contract. Mr. Siem, Chairman of the Board of Directors of the Company, is the beneficial owner and principal of CPL.

On December 31, 1996, the holders of Series A, Cumulative
Convertible Preferred Stock, $.10 par value, converted the shares, in accordance with the terms of the Preferred Stock, into an equivalent number of shares of the Common Stock of the Company. The holders of the Preferred Stock agreed to accept as payment in full of the cumulative dividends, promissory notes in a principal amount equal to the cumulative dividends. The following persons received promissory notes in the indicated amounts: Colombus Petroleum Limited, Inc. - $1,287,528; Columbus Petroleum Ltd. - $199,103; Mr. Kaffie - $179,921; and Mr. Porter - $95,761.


               NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                      FOR THE 1999 ANNUAL MEETING


Nominations for the 1999 Annual Meeting.  The Company's
Certificate of Incorporation provides that no person shall be eligible for nomination and election as a Director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company not less than 90 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate, at the 1999 annual meeting of stockholders, persons to serve on the Board of Directors must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 13, 1999. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

Proposals for the 1999 Annual Meeting. Stockholders who desire to present proposals, other than notices of nomination for the election of Directors, to Stockholders of the Company at the 1999 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 9, 1998. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

                           RELATIONSHIP WITH
                     INDEPENDENT PUBLIC ACCOUNTANTS

KPMG Peat Marwick L.L.P., independent public accountants, have been engaged by the Company's Board of Directors as the principal accountants for the Company since November, 1990. The Company expects that they will continue as principal accountants. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to questions.


                             OTHER BUSINESS


At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the Notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors


/s/ G. Brian Lloyd
G. Brian Lloyd
Vice President, Treasurer


Houston, Texas
April 15, 1998

                            REVOCABLE PROXY
                      BLUE DOLPHIN ENERGY COMPANY

                                                                With-  For All
THIS PROXY IS SOLICITED BY THE            PROPOSAL 1.     For   hold	Except
BOARD OF DIRECTORS                        The Election of  _	_	_
                                          Directors
Revoking any prior appointment,
the undersigned hereby appoints           Ivar Siem, Harris A. Kaffie,
Michael J. Jacobson and G. Brian          Daniel B. Porter,
Lloyd, each of them, as Proxies,          Michael S. Chadwick and
each with the power to appoint            Christian Hysing-Dahl
his substitute, and hereby
authorizes each of them to                INSTRUCTION:  To withhold authority
present and to vote, as                   to vote for any individual nominee,
designated hereon, all shares of          mark "For All Except" and write that
                                          nominee's name in the space provided
stock of Blue Dolphin Energy              below.
Company, a Delaware corporation
(the "Company"), held of record           _____________________________________
by the undersigned on March 26,
1998 at the Annual Meeting of             PROPOSAL 2.
Stockholders or the Company to            In their discretion, the Proxies are
be held May 14, 1998 at 10:00             authorized to vote upon such other
A.M., central daylight time, at           business as may properly come before
the Houston City Club, One City           the meeting.

Club Drive, 9 Greenway Plaza,             PLEASE CHECK BOX IF YOU PLAN TO
Houston, Texas 77046, and at any          ATTEND THE MEETING                 _
adjournment or postponement
thereof, with respect to the              IF NO DIRECTION IS MADE, THIS
number of shares the undersigned          PROXY WILL BE VOTED "FOR" PROPOSAL 1.
would be entitled to vote if
personally present.                       The undersigned hereby acknowledges
                                          receipt of a copy of the Notice of
Please be sure to sign and date           Annual Meeting and accompanying Proxy
this proxy in the box below.              Statement dated April 13, 1998,
                                          relating to such meeting.
Date________________
                                          Signature should conform to
                                          the name shown on the proxy card.
___________________________________       Executors, administrators, guardians,
Stockholder sign above                    trustees, attorneys and officers
                                          signing for a corporation should
___________________________________       give their full title.  When
Co-holder (if any) sign  above            shares are held jointly, both
                                          should sign.